Exhibit 99.1

COLONY FINANCIAL ANNOUNCES 2009 FINANCIAL RESULTS

Los Angeles, CA, March 10, 2010/Business Wire/ – Colony Financial, Inc. (NYSE: CLNY) (the “Company”) today announced financial results for the period from the Company’s inception on June 23, 2009 to December 31, 2009.

2009 Highlights

•	Completed initial public offering and private placement in September 2009 and underwriters’ over-allotment in October 2009, raising net proceeds of $287 million

•	Announced nine transactions through December 31, 2009 totaling investments and commitments of $154.9 million of equity capital

•	Participated in acquisition of 25 performing, first mortgage commercial real estate loans at a purchase price of 75% of the aggregate unpaid principal balance of $174.7 million

•	Participated in origination of $206 million senior secured term loan facility to William Lyon Homes

•	Committed to participate in acquisition of First Republic Bank from Bank of America Corporation

•

Committed to partner with affiliates and the FDIC to acquire approximately 1,200 loans at a purchase price of approximately 44% of the aggregate unpaid principal balance of approximately $1 billion (announced and closed in 2010)

Operating Results

For the period from the Company’s inception on June 23, 2009 to December 31, 2009, equity in income from unconsolidated joint ventures and interest income contributed $0.7 million and $0.4 million, respectively, to total income of $1.1 million. Total expenses for the period through December 31, 2009 were $1.5 million. Administrative expenses accounted for $1.1 million, of which administrative expenses reimbursed to the Company’s external manager were $0.3 million. As a result, during the period from the Company’s inception on June 23, 2009 to December 31, 2009, the Company incurred a net loss of $0.4 million, or $(0.06) per basic and diluted share.

Our results were impacted by our $0.9 million pro-rata share of one-time investment transaction costs, which must be fully expensed in the period incurred, and reduce equity in income from unconsolidated joint ventures. Excluding our pro-rata share of these one-time investment transaction costs, adjusted equity in income from unconsolidated joint ventures and adjusted total income were $1.5 million and $2.0 million, respectively, during the period from the Company’s inception on June 23, 2009 to December 31, 2009. After total expenses of $1.5 million, the Company generated adjusted net income before one-time investment transaction costs of $0.5 million, or $0.07 per basic and diluted share during the period from the Company’s inception on June 23, 2009 to December 31, 2009.

Adjusted equity in income from unconsolidated joint ventures, adjusted total income, adjusted net income and adjusted net income per basic and diluted share, each before one-time investment transaction costs, are non-GAAP financial measures that adjust equity in income from unconsolidated joint ventures, total income, net income (loss) and net income (loss) per basic and diluted share, each as computed in accordance with GAAP, respectively, by eliminating investment transaction costs incurred by our unconsolidated joint ventures in connection with their acquisition of assets. The Company believes that these adjusted income metrics are useful to investors because they present a better understanding of the recurring performance of the assets owned by our unconsolidated joint ventures. The Company has presented reconciliations of these non-GAAP measures to their most directly comparable GAAP counterparts in the financial information that appears later in this release.

“We are extremely pleased with our progress to date, both in terms of investment quality and the pace of capital deployment,” said Richard Saltzman, the Company’s Chief Executive Officer and President. “The combination of our extensive experience in commercial real estate and our affiliation with the broader Colony Capital platform has contributed to our productivity, providing us immediate access to a significant pipeline of deals in the U.S. and, to a lesser extent, internationally.”

Book Value

The Company’s book value per common share on December 31, 2009 was $19.47 before the accrual of deferred underwriting expenses. The deferred underwriting expenses relate to our initial public offering, whereby the Company’s manager paid $5.75 million of the underwriting discounts and the underwriters in the initial public offering deferred receipt of $5.75 million in underwriting discounts. The Company has agreed to reimburse its manager for the underwriting expenses it paid and to pay the underwriters their deferred underwriting discounts if, during any period of four consecutive calendar quarters during the 24 full calendar quarters after the initial public offering, the Company’s Core Earnings for any such four-quarter period exceeds an 8% performance hurdle rate.

The Company’s GAAP book value per common share after giving effect to the deferred underwriting expenses was $18.68 at December 31, 2009.

Core Earnings

The Company’s Core Earnings, a non-GAAP financial measure, was ($385,000), or ($0.06) per basic and diluted share during the period from the Company’s inception on June 23, 2009 to December 31, 2009. Core Earnings is used to compute incentive fees to the Company’s manager and the Company believes it is a useful measure for investors to better understand the Company’s cash-based earnings. For these purposes, Core Earnings is defined as GAAP net income (loss) excluding: (i) non-cash equity compensation expense; (ii) the expenses incurred in connection with our formation and our IPO, including the deferred underwriting expenses; (iii) the incentive fee; (iv) real estate depreciation and amortization (to the extent that we foreclose on any properties underlying our target assets); and, (v) any unrealized gains, losses or other non-cash items recorded in the period. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between the Company’s manager and the Company’s independent directors and after approval by a majority of the independent directors.

Dividend

On December 21, 2009, Colony Financial’s Board of Directors declared a common dividend of $0.07 per share for the quarter ended December 31, 2009. The dividend was paid January 20, 2010, to shareholders of record on December 31, 2009. The Company’s dividend policy is set by its Board of Directors and will be evaluated on a quarterly basis based upon the deployment of the Company’s capital and its taxable earnings and cash flow.

Investment Update

As of March 10, 2010, Colony Financial had net investments or commitments to invest approximately $215 million, or 78%, of the net proceeds, after deferred underwriting expenses, from the Company’s initial public offering. The following table summarizes the individual investments that comprise Colony Financial’s portfolio:

Current Portfolio (as of March 10, 2010)
($ in thousands)

REIT Investments	Invested (1)	Committed (1)	Total	Our Economic Ownership (2)	Total Colony Funds Investment		Unpaid Principal Balance
2009 Announced Transactions
US Life Insurance Loan Portfolio	$49,700	—	$49,700	37.9%	$131,300		$174,700
WLH Secured Loan	48,000	—	48,000	24.0%	199,800		206,000
First Republic Bank	—	24,000	24,000	TBD (3)	TBD	(3)	NA
Spanish REOC/Colonial Loan (4)	12,000	1,300	13,300	5.1%	259,900		658,700
US Commercial Bank Loan Portfolio	6,700	—	6,700	33.3%	20,100		33,000
German Loan Portfolio	5,300	—	5,300	33.3%	16,000		91,000
WLH Land Acquisition	3,400	—	3,400	24.0%	14,000		NA
Westlake Village Office Loan	2,500	—	2,500	33.3%	7,600		11,300
AAA CMBS Financed with TALF	2,000	—	2,000	32.7%	6,100		40,000

2009 Total	129,600	25,300	154,900

2010 Announced Transactions
DB FDIC Loan Portfolio	33,000	1,700	34,700	33.3%	103,900		1,020,000
Class A Manhattan Office Loan Participation	15,000	—	15,000	33.3%	44,900		66,000
West Village Townhomes/ Photography Loan	9,900	—	9,900	33.3%	29,800		30,400

2010 Total	57,900	1,700	59,600

Total Committed & Invested	$187,500	$27,000	$214,500	NA	NA		NA

Note: All amounts presented are as of the acquisition date.

(1)	Invested and committed amounts include our share of transaction costs and working capital and are net of origination fees.
(2)	Represents our share of the acquisition entities formed by us with investment funds managed by affiliates of our Manager except for the Colonial Loan, refer to note 4.
(3)	Although our total commitment has been determined, our percentage of minority ownership has not yet been determined.
(4)	The Colony acquisition entities for the Colonial Loan and the AAA CMBS Financed with TALF include a 33.3% and 2.0% co-investment, respectively, from third parties and the amounts stated in Our Economic Ownership, Total Colony Funds Investment and Unpaid Principal Balance include these third parties’ co-investments. CFI’s economic interests in the Colonial Loan and the AAA CMBS Financed with TALF, in relation to all funds managed by affiliates of our Manager, are 7.7% and 33.3%, respectively.

Recent Events

On January 7, 2010, the Company and investment funds managed by affiliates of the Company’s external manager completed a structured transaction with the FDIC. As a result, Colony Financial participated in the acquisition of a 40% managing-member interest in a newly formed limited liability company created to hold the acquired loans, with the FDIC retaining the remaining 60% equity interest. This portfolio includes approximately 1,200 loans, of which approximately 29% were performing and 71% were non-performing by allocated purchase price at acquisition. The portfolio was effectively acquired at approximately 44% of the unpaid principal balance of the loans. The financing of the transaction includes an interest-free loan provided by the FDIC for 50% of the purchase price for a term of up to seven years and must be paid in full prior to any distributions to the equity holders. Our pro rata share of the managing-member interest is 33.3%, or approximately $30.2 million, exclusive of our pro rata share of the required working capital and transaction costs.

On March 5, 2010, the Company and investment funds managed by affiliates of the Company’s external manager acquired a $66.0 million pari-passu participation interest in a performing first mortgage on a Class A office building in midtown Manhattan with an aggregate unpaid principal balance of $1.2 billion from a real estate investment firm. The loan is currently in special servicing, although there has been no specific event, failure or default under the loan at this time. The purchase price for the pari-passu first mortgage interest was approximately $44.9 million, excluding transaction costs. Our pro rata share of the purchase price was approximately $15.0 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest. The unleveraged current cash yield on the loan, net of the special servicing fee, is approximately 9.0% based upon the purchase price (and would be approximately 9.5% if the loan were to be transferred out of special servicing), which was at approximately 68% of the unpaid principal balance of the pari-passu first mortgage interest.

On March 8, 2010, the Company and investment funds managed by affiliates of the Company’s external manager, originated a five-year $30.4 million recourse loan to a world-renowned photographer. We invested approximately $10.1 million, before origination fees, for a 33.3% economic interest in the loan. The loan is secured by first liens on two West Village Manhattan townhomes and a photography catalogue. The loan bears an interest rate of 14% per annum, of which 4% may be paid-in-kind in the first 12 months at the borrower’s option, and includes an upfront origination fee of 2.0% of the loan amount. The lender is also entitled to certain cash flow participations in the borrower’s photography business based on the amount of free cash flow generated.

Conference Call

The Company will host a conference call at 7 a.m. PT / 10 a.m. ET on Thursday, March 11, 2010, to discuss results for the period from June 23, 2009 (inception) to December 31, 2009. To participate in the event by telephone, please dial (877) 941-8418 five to 10 minutes prior to the start time (to allow time for registration) and use conference ID 4244570. International callers should dial (480) 629-9809. A digital replay will be available beginning March 11, 2010, at 10 a.m. PT / 1 p.m. ET, through March 25, 2010, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (800) 406-7325 (U.S.), and use passcode 4244570. International callers should dial

(303) 590-3030 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.colonyfinancial.com. To listen to the live webcast, please visit the site at least 15 minutes prior to the start of the call in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Web site.

About Colony Financial, Inc.

Colony Financial is a real estate finance company that is focused primarily on acquiring, originating and managing commercial mortgage loans, which may be performing, sub-performing or non-performing loans (including loan-to-own strategies), other commercial real estate-related debt investments, CMBS, REO properties and other real estate-related assets. Colony Financial intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. For more information, visit www.colonyfinancial.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. Statements regarding the following subjects, among others, may be forward-looking and may impact the Company’s expectations regarding its financial condition and results of operations: use of proceeds of the Company’s initial public offering; business and investment strategy; projected operating results and expected yields from our investments; financing and advance rates for Colony Financial’s target assets; expected leverage; general volatility of the securities markets in which Colony Financial invests; expected investments; expected co-investment allocations and related requirements; interest rate mismatches between Colony Financial’s assets and its borrowings used to fund such investments; changes in interest rates and the market value of Colony Financial’s assets; changes in prepayment rates on Colony Financial’s assets; effects of hedging instruments on Colony Financial’s assets; rates of default or decreased recovery rates on Colony Financial’s assets; the degree to which hedging strategies may or may not protect Colony Financial from interest rate volatility; impact of changes in governmental regulations, tax law and rates, and similar matters; Colony Financial’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; Colony Financial’s ability to maintain its exemption from registration under the 1940 Act; availability of investment opportunities in mortgage-related and real estate-related investments and other securities; availability of qualified personnel; estimates relating to Colony Financial’s ability to make distributions to its stockholders in the future; Colony Financial’s understanding of its competition; and market trends in Colony Financial’s industry, interest rates, real estate values, the debt securities markets or the general economy.

All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission.

Investor Contact:

Colony Financial, Inc.

Darren Tangen

Chief Financial Officer

(310) 552-7230

Addo Communications, Inc.

Andrew Blazier

(310) 829-5400

andrewb@addocommunications.com

Media Contact:

Kristin Celauro

Owen Blicksilver P.R., Inc.

(732) 433-5200

kristin@blicksilverpr.com

(FINANCIAL TABLES FOLLOW)

COLONY FINANCIAL, INC.

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

December 31, 2009
ASSETS
Investments in unconsolidated joint ventures	$129,087
Cash and cash equivalents	157,330
Other assets	1,112

Total assets	$287,529

LIABILITIES AND EQUITY
Liabilities:
Accrued liabilities	$1,112
Due to affiliate	476
Dividends payable	1,024
Deferred underwriting discounts and commissions payable to underwriters	5,750
Deferred underwriting discounts and commissions reimbursable to Manager	5,750

Total liabilities	14,112

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred Stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—
Common stock, $0.01 par value, 450,000,000 shares authorized, 14,631,000 shares issued and outstanding	146
Additional paid-in capital	275,247
Distributions in excess of earnings	(1,424)
Accumulated other comprehensive loss	(592)

Total stockholders’ equity	273,377
Noncontrolling interest	40

Total equity	273,417

Total liabilities and equity	$287,529

COLONY FINANCIAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

Period from June 23, 2009 (Date of Inception) to December 31, 2009
Income
Equity in income from unconsolidated joint ventures	$663
Interest income	428

Total income	1,091

Expenses
Base management fees	196
Investment expenses	175
Administrative expenses	810
Administrative expenses reimbursed to affiliate	302
Organization costs	6

Total expenses	1,489

Net loss	(398)
Net income attributable to noncontrolling interest	(2)

Net loss attributable to common stockholders	$(400)

Net loss per share:
Basic	$(0.06)

Diluted	$(0.06)

Weighted average number of common shares outstanding:
Basic	6,963,000

Diluted	6,963,000

COLONY FINANCIAL, INC.

CORE EARNINGS (Loss) (Unaudited)

(In thousands)

Period from June 23, 2009 (Date of Inception) to December 31, 2009
GAAP Net income (loss)	$(400)
Adjustments:
Add: Non-cash equity compensation expense	15

Core Earnings (loss)	(385)

Core Earnings (loss) per share of common stock	$(0.06)

Basic and diluted weighted average common shares outstanding	6,963,000

COLONY FINANCIAL, INC.

ADJUSTED TOTAL AND NET INCOME (Loss) (Unaudited)

(In thousands)

	Period from June 23, 2009 (Date of Inception) to December 31, 2009
	As presented in accordance with GAAP	Adjustment to exclude one- time investment transaction costs	As adjusted
Equity in income from unconsolidated joint ventures	$663	$880	$1,543
Interest income	428	—	428

Total income	1,091	880	1,971

Less: Total Expenses and net income attributable to non-controlling interests	(1,491)	—	(1,491)

Net income (loss) attributable to common shareholders	(400)	880	480

Net income (loss) per common share	$(0.06)	$0.13	$0.07

Basic and diluted weighted average common shares outstanding	6,963,000